Exhibit 99.1

Legacy Live, a Subsidiary of LEAI, Invests in Digital Community Technology

Plan is to Build an Ecosystem for Digital Content Creation and Community Engagement

CAPE CORAL, FL – August 11, 2023 — Legacy Education Alliance, Inc. (OTCQB: LEAI) announced today that Legacy Live, a subsidiary of LEAI, has launched the first phase of a planned significant development effort to build the database and analytics infrastructure needed to monetize its database, and transform the company to a community platform at the foundation of its multiple education business verticals.

The database technology being implemented includes migration to a data lake. This will result in the centralization of data from different sources, both internal and external, such as accounting, customer interactions and social media, thus enabling predictive analytics, integration across business verticals and multiple monetization paths. Data lakes help in scaling, adapting to changing data types, and enabling real-time insights, aiding cost-effective and flexible marketing strategies.

Barry Kostiner, CEO of LEAI, stated, “As the world continues to embrace digital communities, our goal in transforming Legacy Education from a traditional live events and mentoring company to a digital community business, that extends and deepens our live event relationships, is expected to be a significant driver of our future valuation. I believe that our vision of education businesses resting on the foundation of technology and digital marketing, wrapped by an engaged digital community platform, is a recipe for great success.”

Jessie Hale, the Founder of Twlv20 and Chief Digital Marketing Officer for Legacy Live, commented, “I have built an impressive team of digital marketing and technology talent in the US and Philippines. LEAI has invested significant capital in customer acquisition over its 26-year history, with peak spending of over $500k per week on social media ads before Covid. Using the latest data lake and enterprise marketing technologies we expect to be able to realize the value of our customer data assets which were generated over Legacy Education’s long history of live events and mentoring.”

Jerry Conti, the CEO of Legacy Live, commented “Building a digital community platform on top of our investment in hybrid event technology is expected to deepen the relationship with our network of existing and former students, mentors and investors. We recently started taking reservations for our inaugural Legacy Prosperity Cruise, offering a unique experience to our investors, faculty members and Elite students. Since Covid, live and hybrid events have exploded. Implemented correctly, technology amplifies and deepens the relationships built with our students and faculty members. We believe that the hybrid business model will improve on the historical business model of Legacy Education by reducing the cost of fulfilment through digital delivery, while augmenting the Elite student experience of live engagement. Although highly scalable, we do not believe that pure digital businesses meet the fundamental human needs of in-person connection. The importance and value of these experiences are only going to increase as the impact of technology continues to accelerate.”

Additional Information:

1.	Legacy Education Corporate Presentation https://ir.legacyeducationalliance.com/presentations

2.	LinkedIn Posts: https://www.linkedin.com/in/barry-kostiner/recent-activity/shares/

Investor Relations Contact:

Barry Kostiner

(239) 542-0643

info@legacyea.com

Company Website: www.legacyeducation.com

About Legacy Education Alliance Inc.

Legacy Education Alliance, Inc. (OTCQB: LEAI) provides accredited online degree completion programs and practical, high-quality, and value-based educational training on personal finance, entrepreneurship, trading and real estate investing strategies and techniques. Legacy Education has transitioned to focusing on impactful investing and providing education and career resources to meet growing needs, in addition to serving and growing its customer community established over 26 years.

Forward-Looking Statements

Certain statements made in this press release may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “aim,” “believe,” “estimate,” “predict,” “potential,” “would” or “continue” or the negative of these terms or other similar expressions. All statements other than statements of historical facts contained in this press release are forward-looking statements. Any forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions and judgments with respect to, among other things, the results projected from the introduction and roll-out of new brands, products and services, expansion into new geographic markets, and combinations with third parties; our ability to satisfy Nasdaq listing requirements and otherwise uplist to Nasdaq; the successful acquisition and operation of complementary and new business lines, the success of entering into, and the success of, joint ventures and other collaborations with third parties on terms and conditions satisfactory to our company; our success in raising capital for operations and to implement our business plan, strategy and initiatives, the development of ecommerce capabilities; projections of international growth; projected profitability; our ability to address or manage corruption concerns in certain locations in which we operate; our ability to address and manage cyber-security risks; our ability to protect our intellectual property, on which our business is substantially dependent; our ability to manage our relationships with credit card processors; our expectations regarding the impact of general economic conditions on our business; and the lingering effects of the COVID-19 pandemic on the global and national economies and on our business operations and financial results. Our assumptions used for the purposes of the forward-looking statements represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances, including the development, acceptance and sales of our products and our ability to raise additional funding sufficient to implement our strategy. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this press release. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are also set forth in certain of our filings with the Securities and Exchange Commission. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise.